Exhibit 99.1

News Release

JLL Reports Financial Results for Fourth-Quarter and Full-Year 2023
Resilient business line revenue growth continued as the pace of the market-wide pullback in transaction activity eased
CHICAGO, February 27, 2024 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating income of $290.4 million for the fourth quarter of 2023, up from $254.7 million last year, and $576.5 million for the full year, compared with $868.1 million in 2022. Diluted earnings per share were $3.57 and adjusted diluted earnings per share1 were $4.23 for the quarter; diluted earnings per share were $4.67 and adjusted diluted earnings per share1 were $7.40 for the full year.
•Fourth-quarter revenue was $5.9 billion, up 4% in local currency1, and fee revenue1 was $2.2 billion, down 2% in local currency1
◦Work Dynamics achieved broad-based growth across all service lines, highlighted by the ramp up of recent contract wins
◦Capital Markets had solid performance against the lowest fourth-quarter investment sales market volumes since 2011
◦Property Management, within Markets Advisory, delivered double-digit growth from strong momentum across the globe
◦Also within Markets Advisory, the office sector in the U.S. drove the single-digit decline in Leasing as other asset classes were largely flat
•Fourth-quarter margin reflected lower transaction-based revenues and unrealized investment losses associated with certain JLL Technologies portfolio investments, partially offset by growth in resilient revenue and the impact of recent cost mitigation actions, reducing the expense base
•Nearly $130 million of incremental cash was generated by operating activities for the quarter; over $375 million incremental for the full year
"JLL's fourth-quarter and full-year 2023 operating results reflected strong growth within our resilient business lines in the face of the market-wide pullback in transaction activity and elevated geopolitical uncertainty. With a focus on operating efficiency, we drove improved cash generation while continuing to invest in our platform," said Christian Ulbrich, JLL CEO. "As business confidence globally begins to improve alongside greater stability in interest rates, we expect transaction activity will pick up over the course of the year. Our global platform, industry insights and people uniquely position us to seize significant growth opportunities across the commercial real estate industry in the coming years while continuing to provide exceptional service to our clients."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three Months Ended December 31,				Year Ended December 31,
	2023	2022	% Change in USD	% Change in LC	2023	2022	% Change in USD	% Change in LC

Revenue	$5,881.4	$5,604.8	5%	4%	$20,760.8	$20,862.1	—%	—%
Fee revenue[1]	2,180.4	2,214.1	(2)	(2)	7,403.1	8,302.0	(11)	(11)

Net income attributable to common shareholders	$172.4	$174.8	(1)%	1%	$225.4	$654.5	(66)%	(64)%
Adjusted net income attributable to common shareholders[1]	204.5	210.6	(3)	(1)	357.5	775.1	(54)	(53)

Diluted earnings per share	$3.57	$3.62	(1)%	1%	$4.67	$13.27	(65)%	(63)%
Adjusted diluted earnings per share[1]	4.23	4.36	(3)	(2)	7.40	15.71	(53)	(52)

Adjusted EBITDA[1]	$306.4	$338.5	(9)%	(9)%	$736.7	$1,247.3	(41)%	(40)%

Free Cash Flow[5]	$680.2	$532.0	28%	n/a	$388.9	$(5.9)	n.m.	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2023 - Page 2
Consolidated 2023 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Markets Advisory	$1,197.4	$1,186.3	1%	—%	$4,121.6	$4,415.5	(7)%	(6)%
Capital Markets	537.1	607.9	(12)	(13)	1,778.0	2,488.2	(29)	(29)
Work Dynamics	3,966.1	3,634.6	9	8	14,131.1	13,268.5	7	7
JLL Technologies	65.5	57.3	14	14	246.4	213.9	15	15
LaSalle	115.3	118.7	(3)	(4)	483.7	476.0	2	2
Total revenue	$5,881.4	$5,604.8	5%	4%	$20,760.8	$20,862.1	—%	—%
Gross contract costs[1]	(3,709.7)	(3,392.5)	9	9	(13,375.9)	(12,549.1)	7	7
Net non-cash MSR and mortgage banking derivative activity	8.7	1.8	(383)	(381)	18.2	(11.0)	(265)	(266)
Total fee revenue[1]	$2,180.4	$2,214.1	(2)%	(2)%	$7,403.1	$8,302.0	(11)%	(11)%
Markets Advisory	895.6	915.3	(2)	(3)	2,968.0	3,360.2	(12)	(11)
Capital Markets	532.2	598.9	(11)	(12)	1,748.7	2,430.2	(28)	(28)
Work Dynamics	582.2	534.3	9	8	1,999.7	1,864.7	7	7
JLL Technologies	62.0	54.2	14	14	231.9	200.2	16	16
LaSalle	108.4	111.4	(3)	(4)	454.8	446.7	2	2
Operating income	$290.4	$254.7	14%	15%	$576.5	$868.1	(34)%	(33)%
Equity (losses) earnings	$(76.8)	$(21.6)	(256)%	(256)%	$(194.1)	$51.0	(481)%	(480)%
Adjusted EBITDA[1]	$306.4	$338.5	(9)%	(9)%	$736.7	$1,247.3	(41)%	(40)%
Net income margin attributable to common shareholders (USD basis)	2.9%	3.1%	(20) bps	n/a	1.1%	3.1%	(200) bps	n/a
Adjusted EBITDA margin (local currency basis)	14.3%	15.3%	(120) bps	(100) bps	10.0%	15.0%	(500) bps	(500) bps
Adjusted EBITDA margin (USD basis)	14.1%				10.0%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2023 - Page 3
Revenue
Revenue increased 4% and fee revenue decreased 2% compared with the prior-year quarter. Businesses with resilient revenues continued to deliver fee revenue growth for the quarter as Workplace Management, within Work Dynamics, grew 17%; Property Management, within Markets Advisory, grew 12%; and JLL Technologies increased 14%. Consistent with earlier quarters in 2023, economic uncertainty and elevated interest rates adversely impacted most of the transaction-based businesses, notably Investment Sales and Debt/Equity Advisory within Capital Markets, and Leasing within Markets Advisory.
For the full year, revenue was flat and fee revenue decreased 11% compared with the prior year, as transaction-based businesses lagged the prior year, consistent with the fourth-quarter narrative. Resilient businesses, collectively, delivered 5% fee revenue growth for the full year. Refer to segment performance highlights for additional detail.
The following charts reflect the segment proportion of Revenue and Fee revenue for the current quarter and full year.

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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2023 - Page 4
Net income, Adjusted EBITDA and Margin Performance
Net income attributable to common shareholders for the fourth quarter was $172.4 million, compared with $174.8 million in 2022, and Adjusted EBITDA was $306.4 million, compared with $338.5 million last year. For the full year, net income attributable to common shareholders was $225.4 million in 2023, compared with $654.5 million last year, and Adjusted EBITDA was $736.7 million, compared with $1,247.3 million in 2022. For the fourth quarter and full year, interest expense, net of interest income, increased $5.4 million and $60.2 million, respectively, compared with the prior-year periods. While the fourth-quarter increase was solely driven by a higher effective interest rate on the company's debt, the full-year increase was also partially due to higher average outstanding borrowings under our credit facilities.
Diluted earnings per share for the fourth quarter and full year were $3.57 and $4.67, respectively, compared with $3.62 and $13.27 in the respective prior-year periods; Adjusted diluted earnings per share were $4.23 and $7.40 for the fourth quarter and full year, respectively, compared with $4.36 and $15.71 in 2022. The effective tax rates for the full-year 2023 and 2022 were 10.2% and 20.2%, respectively. The meaningfully lower ETR in 2023 was primarily attributable to the decline in pre-tax earnings as well as the geographic mix of income.
Higher equity losses equated to approximately 250 basis points of the fourth-quarter margin decline. The residual net margin expansion was primarily attributable to growth in resilient revenue businesses, the benefit of cost reduction actions executed in the last year, and an actuarial benefit associated with U.S. medical self-insurance. Partially offsetting these items was the impact of lower transaction-based revenue and the timing of incentive compensation accruals.
The full-year margin contraction was primarily attributable to the $245.1 million decrease in equity earnings, which comprised nearly two-thirds of the margin decline, and the impact of lower transaction-based revenue. Partially offsetting these items were margin accretive drivers including resilient revenue growth and the benefit of cost reduction actions executed in the last year.
Aggregation of Segment Adjusted EBITDA (in millions)

Markets Advisory
Capital Markets
Work Dynamics
JLL Technologies
LaSalle
$1,400
$1,200
$1,000
$800
$600
$400
$200
$—
$737
$79
$264
$173
$417
$(196)
$1,247
$97
$230
$444
$528
$(51)
FY 2023
FY 2022

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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2023 - Page 5
Cash Flows and Capital Allocation:
Net cash provided by operating activities was $729.4 million for the fourth quarter of 2023, compared with $601.8 million in the prior-year quarter. Free Cash Flow5 was an inflow of $680.2 million this quarter, compared with $532.0 million in the fourth quarter of 2022. Incremental cash flows associated with lower commission payments, cash provided by earnings, and receivables outpaced the incremental outflows associated with net reimbursables, attributable to recent growth in Workplace Management from contract wins and timing of reimbursables collections.
Year to date, net cash provided by operating activities was $575.8 million in 2023, compared with $199.9 million in the comparative period. Free Cash Flow5 was an inflow of $388.9 million through December 31, 2023, compared with an outflow of $5.9 million in the prior year. The year-over-year improvement was primarily due to (i) improved collection of receivables, (ii) $162.8 million less in cash taxes paid, (iii) lower annual incentive compensation payments, typically paid in the first quarter, compared with 2022, and (iv) lower commission payments this year. These items were partially offset by lower cash provided by earnings and incremental outflows associated with net reimbursables.
In the fourth quarter of 2023, the company repurchased 147,805 shares for $21.9 million. There were no share repurchases in the fourth quarter of 2022. On a year-to-date basis, 410,260 shares were repurchased in 2023, returning $62.0 million to shareholders this year, compared with 2,922,466 shares repurchased and $601.2 million of capital returned during 2022. As of December 31, 2023, $1,093.6 million remained authorized for repurchase.
Net Debt, Leverage and Liquidity5:

	December 31, 2023	September 30, 2023	December 31, 2022

Total Net Debt (in millions)	$1,150.3	1,698.6	1,244.0

Net Leverage Ratio	1.6x	2.2x	1.0x

Corporate Liquidity (in billions)	$3.1	2.1	2.6
The decrease in Net Debt from September 30, 2023, was primarily due to significant cash provided by operating activities in the fourth quarter. The higher year-over-year leverage ratio was entirely driven by a decline in the trailing twelve month Adjusted EBITDA (which includes the impact of equity losses).
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2023 - Page 6
Markets Advisory 2023 Performance Highlights:

Markets Advisory ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$1,197.4	$1,186.3	1%	—%	$4,121.6	$4,415.5	(7)%	(6)%
Gross contract costs[1]	(301.8)	(271.0)	11	11	(1,153.6)	(1,055.3)	9	11
Fee revenue[1]	$895.6	$915.3	(2)%	(3)%	$2,968.0	$3,360.2	(12)%	(11)%
Leasing	709.3	739.9	(4)	(5)	2,322.3	2,736.7	(15)	(15)
Property Management	155.2	136.5	14	12	551.7	500.2	10	11
Advisory, Consulting and Other	31.1	38.9	(20)	(20)	94.0	123.3	(24)	(23)
Segment operating income	$142.9	$127.4	12%	12%	$351.9	$448.0	(21)%	(22)%
Adjusted EBITDA[1]	$160.5	$150.2	7%	6%	$416.6	$527.5	(21)%	(21)%
Adjusted EBITDA margin (local currency basis)	18.0%	16.4%	150 bps	160 bps	14.1%	15.7%	(170) bps	(160) bps
Adjusted EBITDA margin (USD basis)	17.9%				14.0%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Markets Advisory top-line movements for the quarter and full year were largely driven by Leasing and reflected a decrease in average deal size across nearly all asset types, especially the office sector as a year-to-date driver. For the fourth quarter, transaction volume was up in industrial but down in most other asset classes; year to date, transaction volumes were down for all asset classes. Consistent with recent quarters, continued economic uncertainty has delayed commercial real estate decision making, particularly for large-scale leasing actions where JLL has a greater presence. Property Management's top-line growth for the fourth-quarter and full year was primarily attributable to portfolio expansions, most notably in the Americas, and incremental fees from interest-rate sensitive contract terms in the U.K. (as also noted in the second and third quarters). The decreases in Advisory, Consulting and Other for the fourth quarter and full year were substantially driven by the absence of revenues associated with a business exited at the end of the fourth quarter of 2022.
The margin expansion for the fourth quarter was predominantly driven by lower operating expenses associated with cost management actions over the last year as well as incentive compensation accrual timing.
The full-year margin contraction was predominantly driven by the lower Leasing revenue (net of lower commissions) and higher incentive compensation accruals in the current year, overshadowing the revenue growth in Property Management and benefit associated with cost management actions over the past year.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2023 - Page 7
Capital Markets 2023 Performance Highlights:

Capital Markets ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$537.1	$607.9	(12)%	(13)%	$1,778.0	$2,488.2	(29)%	(29)%
Gross contract costs[1]	(13.6)	(10.8)	26	23	(47.5)	(47.0)	1	1
Net non-cash MSR and mortgage banking derivative activity	8.7	1.8	(383)	(381)	18.2	(11.0)	(265)	(266)
Fee revenue[1]	$532.2	$598.9	(11)%	(12)%	$1,748.7	$2,430.2	(28)%	(28)%
Investment Sales, Debt/Equity Advisory and Other	391.0	458.1	(15)	(16)	1,245.0	1,906.7	(35)	(35)
Value and Risk Advisory	103.1	103.7	(1)	(2)	351.1	365.6	(4)	(3)
Loan Servicing	38.1	37.1	3	3	152.6	157.9	(3)	(3)
Segment operating income	$49.3	$96.8	(49)%	(49)%	$81.1	$389.3	(79)%	(79)%
Equity earnings	$0.6	$1.0	(40)%	(42)%	$6.7	$3.1	116%	114%
Adjusted EBITDA[1]	$76.1	$115.9	(34)%	(34)%	$173.1	$444.0	(61)%	(61)%
Adjusted EBITDA margin (local currency basis)	14.5%	19.4%	(510) bps	(490) bps	9.9%	18.3%	(840) bps	(840) bps
Adjusted EBITDA margin (USD basis)	14.3%				9.9%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Note: "Valuation Advisory" was changed to "Value and Risk Advisory" in the third quarter of 2023.
Lower Capital Markets revenue and fee revenue for the quarter and full year reflected the meaningful drop in transaction volumes compared with 2022. The rapid rise in interest rates and elevated uncertainty this year prolonged investor decision making and drove wide bid-ask spreads. This impact was most pronounced in Investment Sales and Debt/Equity Advisory, which experienced declines across most asset classes and geographies, on both a fourth-quarter and full-year basis. This outperformed broader market trends as Q4 global market volumes for investment sales were down 23% in USD (24% in local currency) according to JLL Research, the lowest fourth quarter since 2011. Loan Servicing continued to achieve growth in fees generated by the Fannie Mae DUS portfolio as core servicing fees were up 6%, slightly offset by lower prepayment fees as refinancing activity remained suppressed. On a full-year basis, the $13.4 million decline in prepayment fees outpaced the 6% year-to-date growth in core servicing fees.
The margin contraction for the fourth quarter and full year were predominantly driven by a decline in Investment Sales and Debt/Equity Advisory revenues, net of lower commissions expense, as well as incentive compensation accruals.

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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2023 - Page 8
Work Dynamics 2023 Performance Highlights:

Work Dynamics ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$3,966.1	$3,634.6	9%	8%	$14,131.1	$13,268.5	7%	7%
Gross contract costs[1]	(3,383.9)	(3,100.3)	9	8	(12,131.4)	(11,403.8)	6	7
Fee revenue[1]	$582.2	$534.3	9%	8%	$1,999.7	$1,864.7	7%	7%
Workplace Management	239.9	202.3	19	17	806.4	752.8	7	7
Project Management	258.2	250.1	3	2	928.4	850.7	9	9
Portfolio Services and Other	84.1	81.9	3	1	264.9	261.2	1	1
Segment operating income	$100.1	$64.6	55%	55%	$183.8	$158.4	16%	15%
Adjusted EBITDA[1]	$120.5	$83.9	44%	44%	$264.0	$230.1	15%	14%
Adjusted EBITDA margin (local currency basis)	21.0%	15.7%	500 bps	530 bps	13.1%	12.3%	90 bps	80 bps
Adjusted EBITDA margin (USD basis)	20.7%				13.2%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
For both the fourth quarter and full year, Work Dynamics revenue and fee revenue growth was broad-based across service lines and geographies, led by strong performance in Workplace Management as recent wins and mandate expansions ramped up in the second half of the year. Momentum from increased project demand drove Project Management growth for the fourth quarter and full year, though the growth decelerated in the current quarter.
Adjusted EBITDA margin expansion for the fourth quarter was attributable to the top-line performance described above, most notably Workplace Management, and the reduction of certain expenses associated with cost management actions over the last year.
Full-year adjusted EBITDA margin expansion was primarily driven by Workplace Management and Project Management revenue growth as well as cost management actions discussed above.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2023 - Page 9
JLL Technologies 2023 Performance Highlights:

JLL Technologies ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$65.5	$57.3	14%	14%	$246.4	$213.9	15%	15%
Gross contract costs[1]	(3.5)	(3.1)	13	13	(14.5)	(13.7)	6	6
Fee revenue[1]	$62.0	$54.2	14%	14%	$231.9	$200.2	16%	16%
Segment operating income (loss)(a)	$2.1	$(22.4)	109%	110%	$(35.0)	$(112.9)	69%	68%
Equity (losses) earnings	$(75.0)	$(17.9)	(319)%	(317)%	$(177.0)	$46.6	(480)%	(480)%
Adjusted EBITDA[1]	$(68.9)	$(36.2)	(90)%	(90)%	$(196.1)	$(50.9)	(285)%	(286)%
Adjusted EBITDA margin (local currency basis)	(111.3)%	(66.8)%	(4,430) bps	(4,450) bps	(84.9)%	(25.4)%	(5,920) bps	(5,950) bps
Adjusted EBITDA margin (USD basis)	(111.1)%				(84.6)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
(a) Included in Segment operating income (loss) for JLL Technologies is a reduction in carried interest expense of $4.4 million and $13.8 million for the three and twelve months ended December 31, 2023, respectively. There was no carried interest for the three months ended December 31, 2022, and $16.6 million of expense for the twelve months ended December 31, 2022, related to Equity earnings of the segment.

The fourth-quarter and full-year increases in JLL Technologies revenue and fee revenue were primarily due to growth in solutions and service offerings, largely from existing enterprise clients. The fourth quarter increase was also partially attributable to higher subscriptions revenue.
Equity losses for the fourth quarter resulted from valuation declines in certain JLL Technologies' portfolio investments. The 2023 equity losses were largely driven by fair value declines recognized in the second and fourth quarters of 2023 and reflected the particularly challenging economic environment for venture capital companies.
The margin decline for the quarter was entirely driven by the equity losses described above, partially offset by (i) fee revenue growth, (ii) the reduction in carried interest expense (associated with equity losses), (iii) the reduction of certain expenses associated with cost management actions and improved operating efficiency over the last year and (iv) the timing of certain operating expenses.
The full-year margin contraction was also entirely driven by the equity losses described above, partially offset by (i) fee revenue growth, (ii) the reduction in carried interest expense (associated with equity losses) and (iii) the reduction of certain expenses associated with cost management actions and improved operating efficiency over the last year.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2023 - Page 10
LaSalle 2023 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in USD	% Change in LC	Year Ended December 31,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$115.3	$118.7	(3)%	(4)%	$483.7	$476.0	2%	2%
Gross contract costs[1]	(6.9)	(7.3)	(5)	(6)	(28.9)	(29.3)	(1)	(2)
Fee revenue[1]	$108.4	$111.4	(3)%	(4)%	$454.8	$446.7	2%	2%
Advisory fees	92.8	96.0	(3)	(4)	377.2	380.3	(1)	—
Transaction fees and other	7.4	5.9	25	22	30.1	39.8	(24)	(22)
Incentive fees	8.2	9.5	(14)	(14)	47.5	26.6	79	79
Segment operating income	$17.6	$26.7	(34)%	(31)%	$95.4	$90.1	6%	7%
Equity (losses) earnings	$(1.7)	$(3.6)	53%	50%	$(24.7)	$0.4	n.m.	n.m.
Adjusted EBITDA[1]	$18.2	$24.7	(26)%	(23)%	$79.1	$96.6	(18)%	(17)%
Adjusted EBITDA margin (local currency basis)	17.7%	22.2%	(540) bps	(450) bps	17.5%	21.6%	(420) bps	(410) bps
Adjusted EBITDA margin (USD basis)	16.8%				17.4%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle's decrease in revenue was largely attributable to advisory fees as lower asset valuations over the past twelve months impacted assets under management. For the full year, top-line growth was fueled by higher incentive fees earned on asset dispositions on behalf of clients, following a muted 2022, as advisory fees were stable. Lower transaction fees reflected the global trends of dampened investment sales transaction volumes.
The current-quarter and full-year equity losses were primarily attributable to valuation declines in the co-investment portfolio. In the fourth quarter, equity losses were largely offset by share price appreciation related to the co-investment in a LaSalle-managed publicly-traded REIT in Japan.
Adjusted EBITDA margin contraction for the quarter was attributable to lower revenue as well as the timing of other personnel costs and annual incentive compensation accruals.
For the full year, margin contraction was primarily driven by equity losses in the current year (over 500 basis point negative impact to margin), partially offset by higher incentive fees.
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JLL Reports Financial Results for Fourth-Quarter and Full-Year 2023 - Page 11
About JLL
For over 200 years, JLL (NYSE: JLL), a leading global commercial real estate and investment management company, has helped clients buy, build, occupy, manage and invest in a variety of commercial, industrial, hotel, residential and retail properties. A Fortune 500® company with annual revenue of $20.8 billion and operations in over 80 countries around the world, our more than 106,000 employees bring the power of a global platform combined with local expertise. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAYSM. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Tuesday, February 27, 2023, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (888) 660-6392; the conference ID number is 5398158. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the fourth quarter 2023 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Scott Einberger, Investor Relations Officer.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL's soon-to-be filed Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.
-continued-

JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except share and per share data)	2023	2022	2023	2022

Revenue	$5,881.4	$5,604.8	$20,760.8	$20,862.1

Operating expenses:
Compensation and benefits	$2,666.1	$2,549.4	$9,770.7	$10,010.8
Operating, administrative and other	2,841.4	2,699.7	10,074.5	9,650.3
Depreciation and amortization	61.9	62.6	238.4	228.1
Restructuring and acquisition charges[2]	21.6	38.4	100.7	104.8
Total operating expenses	$5,591.0	$5,350.1	$20,184.3	$19,994.0

Operating income	$290.4	$254.7	$576.5	$868.1

Interest expense, net of interest income	31.5	26.1	135.4	75.2
Equity (losses) earnings	(76.8)	(21.6)	(194.1)	51.0
Other income	3.0	14.3	4.9	150.3

Income before income taxes and noncontrolling interest	185.1	221.3	251.9	994.2
Income tax provision	12.7	45.4	25.7	200.8
Net income	172.4	175.9	226.2	793.4

Net income attributable to noncontrolling interest(a)	—	1.1	0.8	138.9

Net income attributable to common shareholders	$172.4	$174.8	$225.4	$654.5

Basic earnings per common share	$3.63	$3.68	$4.73	$13.51
Basic weighted average shares outstanding (in 000's)	47,548	47,480	47,628	48,453

Diluted earnings per common share	$3.57	$3.62	$4.67	$13.27
Diluted weighted average shares outstanding (in 000's)	48,324	48,263	48,288	49,341

Please reference accompanying financial statement notes.

(a) During the second quarter of 2022, Other income included a $142.3 million gain by a consolidated variable interest entity in which the company held no equity interest. This gain, therefore, is also included in the period's net income attributable to noncontrolling interest. As a result, there is no net impact to Net income attributable to common shareholders (or other measures like Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share).

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022
MARKETS ADVISORY
Revenue	$1,197.4	$1,186.3	$4,121.6	$4,415.5
Gross contract costs[1]	(301.8)	(271.0)	(1,153.6)	(1,055.3)
Fee revenue[1]	$895.6	$915.3	$2,968.0	$3,360.2
Compensation and benefits, excluding gross contract costs	$639.6	$654.0	$2,178.2	$2,433.7
Operating, administrative and other, excluding gross contract costs	94.9	112.4	368.3	405.0
Depreciation and amortization	18.2	21.5	69.6	73.5
Segment fee-based operating expenses	752.7	787.9	2,616.1	2,912.2
Gross contract costs[1]	301.8	271.0	1,153.6	1,055.3
Segment operating expenses	$1,054.5	$1,058.9	$3,769.7	$3,967.5
Segment operating income	$142.9	$127.4	$351.9	$448.0
Add:
Equity losses	(0.8)	(1.0)	(0.5)	(0.3)
Depreciation and amortization(a)	17.1	20.6	65.6	70.6
Other income	2.0	10.0	2.5	142.9
Net income attributable to noncontrolling interest	—	(0.8)	(0.8)	(138.2)
Adjustments:
Net loss on disposition	—	—	0.9	10.5
Interest on employee loans, net of forgiveness	(0.7)	(6.0)	(3.0)	(6.0)
Adjusted EBITDA[1]	$160.5	$150.2	$416.6	$527.5

CAPITAL MARKETS
Revenue	$537.1	$607.9	$1,778.0	$2,488.2
Gross contract costs[1]	(13.6)	(10.8)	(47.5)	(47.0)
Net non-cash MSR and mortgage banking derivative activity	8.7	1.8	18.2	(11.0)
Fee revenue[1]	$532.2	$598.9	$1,748.7	$2,430.2
Compensation and benefits, excluding gross contract costs	$394.6	$408.4	$1,337.7	$1,727.1
Operating, administrative and other, excluding gross contract costs	62.5	76.5	246.1	263.2
Depreciation and amortization	17.1	15.4	65.6	61.6
Segment fee-based operating expenses	474.2	500.3	1,649.4	2,051.9
Gross contract costs[1]	13.6	10.8	47.5	47.0
Segment operating expenses	$487.8	$511.1	$1,696.9	$2,098.9
Segment operating income	$49.3	$96.8	$81.1	$389.3
Add:
Equity earnings	0.6	1.0	6.7	3.1
Depreciation and amortization	17.1	15.4	65.6	61.6
Other income	1.0	4.6	2.5	4.7
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	8.7	1.8	18.2	(11.0)
Interest on employee loans, net of forgiveness	(0.6)	(3.7)	(0.6)	(3.7)
Gain on disposition	—	—	(0.4)	—
Adjusted EBITDA[1]	$76.1	$115.9	$173.1	$444.0
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022
WORK DYNAMICS
Revenue	$3,966.1	$3,634.6	$14,131.1	$13,268.5
Gross contract costs[1]	(3,383.9)	(3,100.3)	(12,131.4)	(11,403.8)
Fee revenue[1]	$582.2	$534.3	$1,999.7	$1,864.7
Compensation and benefits, excluding gross contract costs	$346.2	$331.5	$1,305.1	$1,202.3
Operating, administrative and other, excluding gross contract costs	115.6	118.2	431.6	432.9
Depreciation and amortization	20.3	20.0	79.2	71.1
Segment fee-based operating expenses	482.1	469.7	1,815.9	1,706.3
Gross contract costs[1]	3,383.9	3,100.3	12,131.4	11,403.8
Segment operating expenses	$3,866.0	$3,570.0	$13,947.3	$13,110.1
Segment operating income	$100.1	$64.6	$183.8	$158.4
Add:
Equity earnings (losses)	0.1	(0.1)	1.4	1.2
Depreciation and amortization	20.3	20.0	79.2	71.1
Other expense	—	(0.3)	—	(0.2)
Net income attributable to noncontrolling interest	—	(0.3)	(0.4)	(0.4)
Adjusted EBITDA[1]	$120.5	$83.9	$264.0	$230.1

JLL TECHNOLOGIES
Revenue	$65.5	$57.3	$246.4	$213.9
Gross contract costs[1]	(3.5)	(3.1)	(14.5)	(13.7)
Fee revenue[1]	$62.0	$54.2	$231.9	$200.2
Compensation and benefits, excluding gross contract costs(a)	$45.4	$54.6	$200.7	$240.3
Operating, administrative and other, excluding gross contract costs	10.5	18.0	50.3	57.4
Depreciation and amortization	4.0	4.0	15.9	15.4
Segment fee-based operating expenses	59.9	76.6	266.9	313.1
Gross contract costs[1]	3.5	3.1	14.5	13.7
Segment operating expenses	$63.4	$79.7	$281.4	$326.8
Segment operating income (loss)	$2.1	$(22.4)	$(35.0)	$(112.9)
Add:
Equity (losses) earnings	(75.0)	(17.9)	(177.0)	46.6
Depreciation and amortization	4.0	4.0	15.9	15.4
Other income	—	0.1	—	3.0
Adjustments:
Gain on disposition	—	—	—	(3.0)
Adjusted EBITDA[1]	$(68.9)	$(36.2)	$(196.1)	$(50.9)
(a) Included in Compensation and benefits expense for JLL Technologies is carried interest benefit of $4.4 million and $13.8 million for the three and twelve months ended December 31, 2023, respectively. There was no carried interest expense for the three months ended December 31, 2022 and $16.6 million for the twelve months ended December 31, 2022, related to Equity earnings of the segment.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022
LASALLE
Revenue	$115.3	$118.7	$483.7	$476.0
Gross contract costs[1]	(6.9)	(7.3)	(28.9)	(29.3)
Fee revenue[1]	$108.4	$111.4	$454.8	$446.7
Compensation and benefits, excluding gross contract costs	$72.2	$64.7	$288.7	$290.4
Operating, administrative and other, excluding gross contract costs	16.3	18.3	62.6	59.7
Depreciation and amortization	2.3	1.7	8.1	6.5
Segment fee-based operating expenses	90.8	84.7	359.4	356.6
Gross contract costs[1]	6.9	7.3	28.9	29.3
Segment operating expenses	$97.7	$92.0	$388.3	$385.9
Segment operating income	$17.6	$26.7	$95.4	$90.1
Add:
Equity (losses) earnings	(1.7)	(3.6)	(24.7)	0.4
Depreciation and amortization	2.3	1.7	8.1	6.5
Other expense	—	(0.1)	(0.1)	(0.1)
Net loss (income) attributable to noncontrolling interest	—	—	0.4	(0.3)
Adjusted EBITDA[1]	$18.2	$24.7	$79.1	$96.6

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (Unaudited)

	Year Ended December 31,			Year Ended December 31,
(in millions)	2023	2022		2023	2022
Cash flows from operating activities:			Cash flows from investing activities:
Net income	$226.2	$793.4	Net capital additions – property and equipment	$(186.9)	$(205.8)
Reconciliation of net income to net cash used in operating activities:			Net investment asset activity (less than wholly-owned)	—	134.8
Depreciation and amortization	238.4	228.1	Business acquisitions, net of cash acquired	(13.6)	(5.7)
Equity losses (earnings)	194.1	(51.0)	Capital contributions to investments	(109.4)	(167.3)
Net loss (gain) on dispositions	0.5	(133.9)	Distributions of capital from investments	23.7	24.4
Distributions of earnings from investments	12.4	21.2	Other, net	(4.2)	(23.5)
Provision for loss on receivables and other assets	20.3	27.0	Net cash used in investing activities	(290.4)	(243.1)
Amortization of stock-based compensation	78.3	85.8	Cash flows from financing activities:
Net non-cash mortgage servicing rights and mortgage banking derivative activity	18.2	(11.0)	Proceeds from borrowings under credit facility	7,684.0	7,560.0
Accretion of interest and amortization of debt issuance costs	4.3	4.8	Repayments of borrowings under credit facility	(8,284.0)	(6,485.0)
Other, net	17.5	5.9	Proceeds from senior notes	400.0	—
Change in:			Repayments of senior notes	—	(275.0)
Receivables	11.1	(291.3)	Net (repayments of) proceeds from short-term borrowings	(24.8)	20.1
Reimbursable receivables and reimbursable payables	(93.3)	(52.2)	Payments of deferred business acquisition obligations and earn-outs	(26.6)	(12.6)
Prepaid expenses and other assets	(24.0)	39.9	Shares repurchased for payment of employee taxes on stock awards	(30.6)	(87.2)
Income taxes receivable, payable and deferred	(138.8)	(105.1)	Repurchase of common stock	(61.6)	(601.2)
Accounts payable, accrued liabilities and other liabilities	78.5	(78.4)	Deconsolidation of variable interest entity	—	(20.4)
Accrued compensation (including net deferred compensation)	(67.9)	(283.3)	Noncontrolling interest distributions, net	(6.5)	(142.7)
Net cash provided by operating activities	$575.8	$199.9	Other, net	(24.2)	30.9
			Net cash used in financing activities	(374.3)	(13.1)
			Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	6.3	(39.3)
			Net change in cash, cash equivalents and restricted cash	$(82.6)	$(95.6)
			Cash, cash equivalents and restricted cash, beginning of the period	746.0	841.6
			Cash, cash equivalents and restricted cash, end of the period	$663.4	$746.0

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	December 31,	December 31,		December 31,	December 31,
(in millions, except share and per share data)	2023	2022		2023	2022
ASSETS			LIABILITIES AND EQUITY
Current assets:			Current liabilities:
Cash and cash equivalents	$410.0	$519.3	Accounts payable and accrued liabilities	$1,406.7	$1,236.8
Trade receivables, net of allowance	2,095.8	2,148.8	Reimbursable payables	1,796.9	1,579.5
Notes and other receivables	446.4	469.5	Accrued compensation and benefits	1,698.3	1,749.8
Reimbursable receivables	2,321.7	2,005.7	Short-term borrowings	147.9	164.2
Warehouse receivables	677.4	463.2	Short-term contract liability and deferred income	226.4	216.5
Short-term contract assets, net of allowance	338.3	359.7	Short-term acquisition-related obligations	19.6	23.1
Prepaid and other	567.4	603.5	Warehouse facilities	662.7	455.3
Total current assets	6,857.0	6,569.7	Short-term operating lease liability	161.9	156.4
Property and equipment, net of accumulated depreciation	613.9	582.9	Other	325.7	330.5
Operating lease right-of-use asset	730.9	776.3	Total current liabilities	6,446.1	5,912.1
Goodwill	4,587.4	4,528.0	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	785.0	858.5	Credit facility, net of debt issuance costs	610.6	1,213.8
Investments	816.6	873.8	Long-term debt, net of debt issuance costs	779.3	372.8
Long-term receivables	363.8	331.1	Long-term deferred tax liabilities, net	44.8	194.0
Deferred tax assets, net	497.4	379.6	Deferred compensation	580.0	492.4
Deferred compensation plans	604.3	517.9	Long-term acquisition-related obligations	51.1	76.3
Other	208.5	175.9	Long-term operating lease liability	754.5	775.8
Total assets	$16,064.8	$15,593.7	Other	388.5	407.0
			Total liabilities	$9,654.9	$9,444.2

			Redeemable noncontrolling interest	$—	$7.0

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,019.7	2,022.6
			Retained earnings	5,795.6	5,590.4
			Treasury stock	(920.1)	(934.6)
			Shares held in trust	(10.4)	(9.8)
			Accumulated other comprehensive loss	(591.5)	(648.2)
			Total company shareholders' equity	6,293.8	6,020.9
			Noncontrolling interest	116.1	121.6
			Total equity	6,409.9	6,142.5
			Total liabilities and equity	$16,064.8	$15,593.7

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    On February 15, 2024, management received a letter from the SEC Staff informing the Company of the Staff’s objection to the Company’s “Fee revenue” and “Fee-based operating expenses” non-GAAP measures, citing questions 100.04 and 100.01 of the SEC Staff’s non-GAAP Compliance & Disclosure Interpretations as it relates to the historical non-GAAP adjustment of Gross contract costs. As such, effective with the first-quarter 2024 reporting cycle, the Company will remove all references to both measures. Management is currently reviewing options for revised presentation of non-GAAP disclosures.
Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income (loss) attributable to common shareholders and Adjusted diluted earnings (loss) per share,
(iv)Percentage changes against prior periods, presented on a local currency basis, and
(v)Free Cash Flow.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue. Excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance. In 2023, we recorded a $0.5 million net loss, versus a $7.5 million net loss in 2022.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in our Leasing and Capital Markets businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022

Revenue	$5,881.4	$5,604.8	$20,760.8	$20,862.1
Gross contract costs[1]	(3,709.7)	(3,392.5)	(13,375.9)	(12,549.1)
Net non-cash MSR and mortgage banking derivative activity	8.7	1.8	18.2	(11.0)
Fee revenue	$2,180.4	$2,214.1	$7,403.1	$8,302.0

Operating expenses	$5,591.0	$5,350.1	$20,184.3	$19,994.0
Gross contract costs[1]	(3,709.7)	(3,392.5)	(13,375.9)	(12,549.1)
Fee-based operating expenses	$1,881.3	$1,957.6	$6,808.4	$7,444.9

Below are (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) a reconciliation to Adjusted net income and (iii) components of Adjusted diluted earnings per share.

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022

Net income attributable to common shareholders	$172.4	$174.8	$225.4	$654.5
Add:
Interest expense, net of interest income	31.5	26.1	135.4	75.2
Income tax provision	12.7	45.4	25.7	200.8
Depreciation and amortization(a)	60.8	61.7	234.4	225.2
EBITDA	$277.4	$308.0	$620.9	$1,155.7
Adjustments:
Restructuring and acquisition charges[2]	21.6	38.4	100.7	104.8
Net loss on disposition	—	—	0.5	7.5
Net non-cash MSR and mortgage banking derivative activity	8.7	1.8	18.2	(11.0)
Interest on employee loans, net of forgiveness	(1.3)	(9.7)	(3.6)	(9.7)
Adjusted EBITDA	$306.4	$338.5	$736.7	$1,247.3

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except share and per share data)	2023	2022	2023	2022

Net income attributable to common shareholders	$172.4	$174.8	$225.4	$654.5
Diluted shares (in thousands)	48,324	48,263	48,288	49,341
Diluted earnings per share	$3.57	$3.62	$4.67	$13.27

Net income attributable to common shareholders	$172.4	$174.8	$225.4	$654.5
Adjustments:
Restructuring and acquisition charges[2]	21.6	38.4	100.7	104.8
Net non-cash MSR and mortgage banking derivative activity	8.7	1.8	18.2	(11.0)
Amortization of acquisition-related intangibles(a)	16.1	17.9	66.0	67.4
Net loss on disposition	—	—	0.5	7.5
Interest on employee loans, net of forgiveness	(1.3)	(9.7)	(3.6)	(9.7)
Tax impact of adjusted items(b)	(13.0)	(12.6)	(49.7)	(38.4)
Adjusted net income attributable to common shareholders	$204.5	$210.6	$357.5	$775.1
Diluted shares (in thousands)	48,324	48,263	48,288	49,341
Adjusted diluted earnings per share	$4.23	$4.36	$7.40	$15.71
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.
(b) For all quarters of 2023 and second and fourth quarters of 2022, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. For the first and third quarters of 2022, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Below is a reconciliation of net cash provided by operating activities to Free Cash Flow5.

	Year Ended December 31,
(in millions)	2023	2022

Net cash provided by operating activities	$575.8	$199.9

Net capital additions - property and equipment	(186.9)	(205.8)

Free Cash Flow[5]	$388.9	$(5.9)
Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) Revenue, (ii) Fee revenue, (iii) Operating income and (iv) Adjusted EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2023	% Change	2023	% Change
Revenue:
At current period exchange rates	$5,881.4	5%	$20,760.8	—%
Impact of change in exchange rates	(44.3)	n/a	74.3	n/a
At comparative period exchange rates	$5,837.1	4%	$20,835.1	—%

Fee revenue:
At current period exchange rates	$2,180.4	(2)%	$7,403.1	(11)%
Impact of change in exchange rates	(20.4)	n/a	11.5	n/a
At comparative period exchange rates	$2,160.0	(2)%	$7,414.6	(11)%

Operating income:
At current period exchange rates	$290.4	14%	$576.5	(34)%
Impact of change in exchange rates	2.9	n/a	4.5	n/a
At comparative period exchange rates	$293.3	15%	$581.0	(33)%

Adjusted EBITDA:
At current period exchange rates	$306.4	(9)%	$736.7	(41)%
Impact of change in exchange rates	1.5	n/a	7.5	n/a
At comparative period exchange rates	$307.9	(9)%	$744.2	(40)%

2.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of Restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows Restructuring and acquisition charges.

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022
Severance and other employment-related charges	$14.2	$23.5	$62.1	$44.5
Restructuring, pre-acquisition and post-acquisition charges	11.3	18.4	43.0	63.6
Fair value adjustments that resulted in a net decrease to earn-out liabilities from prior-period acquisition activity	(3.9)	(3.5)	(4.4)	(3.3)
Total Restructuring and acquisition charges	$21.6	$38.4	$100.7	$104.8
3.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000% or a change in margin of greater than 10,000 basis points ("bps"), favorable or unfavorable.
4.    As of December 31, 2023, LaSalle had $73.9 billion of real estate assets under management ("AUM"), composed of $38.4 billion invested in fund management vehicles, $32.7 billion invested in separate accounts and $2.8 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $28.5 billion in North America, $12.3 billion in the U.K., $14.5 billion in Asia Pacific and $9.1 billion in continental Europe. The remaining $6.7 billion relates to Global Partner Solutions which is a global business line.
    Compared with AUM of $77.7 billion as of September 30, 2023, the AUM as of December 31, 2023, decreased 5% in USD (3% in local currency). The net decrease in AUM during the quarter resulted from (i) $1.7 billion of foreign currency decreases, (ii) $1.4 billion of net valuation decreases and (iii) $1.2 billion of dispositions and withdrawals, partially offset by (iv) $0.5 billion of acquisitions.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $1.2 billion in private equity capital for the quarter ended December 31, 2023.
5.    "Net Debt" is defined as the sum of the (i) Credit facility, (ii) Long-term debt and (iii) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing-twelve-month Adjusted EBITDA.
"Corporate Liquidity" is defined as the unused portion of the company's Credit Facility plus cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by operating activities less net capital additions - property and equipment.
6.    The company defines "Resilient" revenue as (i) Property Management, within Markets Advisory, (ii) Value and Risk Advisory, and Loan Servicing, within Capital Markets, (iii) Workplace Management, within Work Dynamics, (iv) JLL Technologies, and (v) Advisory Fees, within LaSalle.
The company defines "Transactional" revenue as (i) Leasing and Advisory, Consulting and Other, within Markets Advisory, (ii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets, (iii) Project Management and Portfolio Services and Other, within Work Dynamics, and (iv) Incentive fees and Transaction fees and other, within LaSalle.

Appendix: Revenue and Fee Revenue Segment Detail

	Three Months Ended December 31, 2023
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$717.5	445.8	34.1	$1,197.4	$391.3	107.7	38.1	$537.1	$3,018.5	798.3	149.3	$3,966.1	$65.5	$115.3	$5,881.4
Gross contract costs[1]	(8.2)	(290.6)	(3.0)	(301.8)	(9.0)	(4.6)	—	(13.6)	(2,778.6)	(540.1)	(65.2)	(3,383.9)	(3.5)	(6.9)	(3,709.7)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	8.7	—	—	8.7	—	—	—	—	—	—	8.7
Fee revenue	$709.3	155.2	31.1	$895.6	$391.0	103.1	38.1	$532.2	$239.9	258.2	84.1	$582.2	$62.0	$108.4	$2,180.4

	Three Months Ended December 31, 2022
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$746.6	398.8	40.9	$1,186.3	$464.6	106.2	37.1	$607.9	$2,635.7	856.9	142.0	$3,634.6	$57.3	$118.7	$5,604.8
Gross contract costs[1]	(6.7)	(262.3)	(2.0)	(271.0)	(8.3)	(2.5)	—	(10.8)	(2,433.4)	(606.8)	(60.1)	(3,100.3)	(3.1)	(7.3)	(3,392.5)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	1.8	—	—	1.8	—	—	—	—	—	—	1.8
Fee revenue	$739.9	136.5	38.9	$915.3	$458.1	103.7	37.1	$598.9	$202.3	250.1	81.9	$534.3	$54.2	$111.4	$2,214.1

Appendix: Revenue and Fee Revenue Segment Detail (continued)

	Year Ended December 31, 2023
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$2,343.6	1,675.1	102.9	$4,121.6	$1,261.6	363.8	152.6	$1,778.0	$10,706.2	2,924.8	500.1	$14,131.1	$246.4	$483.7	$20,760.8
Gross contract costs[1]	(21.3)	(1,123.4)	(8.9)	(1,153.6)	(34.8)	(12.7)	—	(47.5)	(9,899.8)	(1,996.4)	(235.2)	(12,131.4)	(14.5)	(28.9)	(13,375.9)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	18.2	—	—	18.2	—	—	—	—	—	—	18.2
Fee revenue	$2,322.3	551.7	94.0	$2,968.0	$1,245.0	351.1	152.6	$1,748.7	$806.4	928.4	264.9	$1,999.7	$231.9	$454.8	$7,403.1

	Year Ended December 31, 2022
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Value and Risk Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$2,759.2	1,525.3	131.0	$4,415.5	$1,955.4	374.9	157.9	$2,488.2	$9,819.2	2,972.3	477.0	$13,268.5	$213.9	$476.0	$20,862.1
Gross contract costs[1]	(22.5)	(1,025.1)	(7.7)	(1,055.3)	(37.7)	(9.3)	—	(47.0)	(9,066.4)	(2,121.6)	(215.8)	(11,403.8)	(13.7)	(29.3)	(12,549.1)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(11.0)	—	—	(11.0)	—	—	—	—	—	—	(11.0)
Fee revenue	$2,736.7	500.2	123.3	$3,360.2	$1,906.7	365.6	157.9	$2,430.2	$752.8	850.7	261.2	$1,864.7	$200.2	$446.7	$8,302.0